                                                                   EXHIBIT 99.1

[ENSTAR LOGO]                                                      Press Release
--------------------------------------------------------------------------------
Date:         April 1, 2003                       Contact:     Amy M. Dunaway
For Release:  Immediately                         Telephone:   (334) 834-5483

                  THE ENSTAR GROUP, INC. ANNOUNCES COMPLETION
                     OF ACQUISITION OF REINSURANCE COMPANY

         Montgomery, Alabama - April 1, 2003 - The Enstar Group, Inc. ("Enstar") (Nasdaq:ESGR) today announced that its partially owned equity affiliate, Castlewood Holdings Limited ("Castlewood Holdings"), and Shinsei Bank, Limited ("Shinsei") have completed the acquisition of The Toa-Re Insurance Company (UK) Limited ("Toa-UK"), a London-based subsidiary of The Toa Reinsurance Company, Limited, for approximately $46 million, in accordance with the terms previously announced on March 31, 2003.

         The acquisition was effected through Hillcot Holdings Ltd. ("Hillcot"), a newly formed Bermuda company, which is jointly owned by Castlewood Holdings and Shinsei. Castlewood Holdings has a 50.1% economic and voting interest and Shinsei has a 49.9% interest in Hillcot.

         J. Christopher Flowers, Vice Chairman of Enstar's board of directors and Enstar's largest shareholder, is also a director of Shinsei.

         Castlewood Holdings, a Bermuda corporation, is a venture formed in 2001 to pursue the management and acquisition of insurance and reinsurance companies, including companies in run-off, and provide management, consulting and other services to the insurance and reinsurance industry. Enstar and Trident II, L.P. each own one-third economic interests in Castlewood Holdings, with the remaining one-third owned by the senior management of Castlewood Limited. Castlewood Limited, a Bermuda-based subsidiary of Castlewood Holdings, is experienced in acquiring and managing reinsurance operations. Enstar holds 50% of the voting stock of Castlewood Holdings.

                                    *  *  *

         This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about the intent, belief or current expectations of Enstar and its management team. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements contained in this press release include adverse changes in the companies' financial results and conditions, changes in general economic and business conditions and other factors set forth in the Safe Harbor Compliance Statement for Forward- Looking Statements included as Exhibit 99.1 to Enstar's Form 10-K for the year ended December 31, 2002, and are hereby incorporated herein by reference.

                                      ###